October 27, 2026 3rd Quarter 2026 Earnings Presentation Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “position,” “deliver,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “mitigate,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the quarterly period ended September 30, 2026, that the Company expects to file with the SEC today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrong.com. The guidance in this presentation is only effective as of the date given, October 27, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, third-party professional fees and changes in the fair value of contingent consideration for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2026. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from the Worthington Armstrong Venture (“WAVE”) and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are rounded to the nearest decimal based on unrounded figures. Basis point changes are calculated based on unrounded margin percentages and rounded to the nearest ten basis points. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the February 2026 acquisition of Event Scape Inc. and Eventscape U.S. Holdings Inc. (collectively, “Eventscape”), the December 2025 acquisition of FGM-Parallel LLC (“Parallel”) and the September 2025 acquisition of Geometrik Manufacturing, Inc. (“Geometrik”). All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q3 2026 Q3 2025 YTD 2026 YTD 2025 Net sales $475.8 $425.2 $1,357.7 $1,232.5 Net earnings $91.9 $86.3 $255.4 $243.2 Operating income $131.2 $117.2 $359.2 $338.9 Adj. EBITDA* $164 $148 $460 $431 Operating income margin (operating income % of net sales) 27.6% 27.6% 26.5% 27.5% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 34.5% 34.7% 33.9% 35.0% Diluted net earnings per share $2.17 $1.98 $5.98 $5.56 Adj. diluted net earnings per share* $2.26 $2.05 $6.31 $5.80 Net cash provided by operating & investing activities $106.3 $126.5 $187.3 $262.3 Adj. free cash flow* $106 $123 $254 $259 Net cash provided by operating & investing activities % of net sales 22.3% 29.8% 13.8% 21.3% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 22.4% 28.9% 18.7% 21.0% Segment Results Q3 2026 Q3 2025 MF AS UC MF AS UC Net sales $292.1 $183.7 - $274.0 $151.2 - Operating income (loss) $106.0 $25.8 (0.6) $98.7 $19.3 ($0.8) Adj. EBITDA* $129 $36 - $119 $28 - Operating income margin (Operating income % of net sales) 36.3% 14.0% NM 36.0% 12.8% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 44.0% 19.4% NM 43.6% 18.8% NM 4 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

$476M (+12% VPY) Net Sales $164M (+11% VPY) Adj. EBITDA* $2.26 (+10% VPY) Adj. Diluted EPS* $106M (-13% VPY) Adj. Free Cash Flow* 3rd Quarter 2026 Key Takeaways Double-Digit Sales and Adj. EBITDA* Growth Net Sales up 12% and Adj. EBITDA* up 11% Total company Adj. EBITDA margin* of 34.5% Mineral Fiber segment Adj. EBITDA* up 8% Adj. EBITDA margin* expansion of 40bps to 44.0%, with favorable AUV1, continued contributions from WAVE2 equity earnings and positive volumes Architectural Specialties segment Adj. EBITDA* up 25% Adj. EBITDA margin* of 19.4% with EBITDA margin* expansion of 60bps; AS Organic Adj. EBITDA margin* of 20.4% with EBITDA margin* expansion of 160bps Updating 2026 Guidance for All Key Metrics Expect 10% to 11% Net Sales growth, 8% to 10% Adj. EBITDA* growth, 12% to 13% Adj. Diluted EPS* growth, and 10% to 13% Adj. Free Cash Flow* growth *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts. 2. Worthington Armstrong Venture (“WAVE”). 3. Recent acquisitions include Eventscape, Parallel and Geometrik.

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. | 2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. Mineral Fiber Q3 2026 Results AUV Growth and Contributions from WAVE Drive Solid Results Third consecutive quarter of Mineral Fiber volume growth Top-line AUV growth of 6% driven by both favorable like-for-like price and, to a lesser extent, mix AUV margin benefit muted by mix impact of higher sales to lower-AUV channels Input costs driven by higher freight and raw material inflation SG&A favorability primarily driven by higher incentive compensation expense in the prior-year period Adj. EBITDA margin* of 44.0% Q3 Mineral Fiber Key Highlights Adj. EBITDA* VPY Q1 Q2 Q3 2025 Adj. EBITDA* $105 $121 $119 AUV 9 12 9 Volume 1 3 1 Manufacturing1 (1) 0 (1) Input Costs2 (3) (4) (7) SG&A1 (2) (5) 3 WAVE Equity Earnings 1 2 4 2026 Adj. EBITDA* $109 $129 $129 % Change 4% 7% 8% Net Sales Growth VPY +7%

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Architectural Specialties Q3 2026 Results Double-Digit Top and Bottom-Line Growth Higher sales driven by strong growth across product categories and recent acquisitions Sales margin benefit muted by the impact of elevated metal and freight costs and recent acquisitions Manufacturing primarily driven by recent acquisitions … SG&A split between organic and recent acquisitions Adj. EBITDA margin* of 19.4% and AS Organic Adj. EBITDA margin* of 20.4% Pricing, backlog and continued strong order intake support fourth-quarter organic growth and improved profitability Q3 Architectural Specialties Key Highlights Net Sales Growth VPY +22% Adj. EBITDA* VPY Q1 Q2 Q3 2025 Adj. EBITDA* $24 $34 $28 Sales 7 9 12 Manufacturing1 (7) (2) (2) SG&A1 (3) (4) (3) 2026 Adj. EBITDA* $21 $37 $36 % Change (12%) 10% 25%

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. Excludes the change in depreciation and amortization throughout the presentation. | 2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. Q3 2026 Consolidated Company Key Metrics Positive Volume & AUV Drive Strong Sales with Adj. EBITDA* Growth Q3 2025 Q3 2026 Variance Net Sales $425 $476 12% Adj. EBITDA* $148 $164 11% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.7% 34.5% (30bps) AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.7% 35.1% 40bps Adj. Diluted Net Earnings Per Share* $2.05 $2.26 10% Adj. EBITDA* Bridge VPY 1 1 2

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. Excludes the change in depreciation and amortization throughout the presentation. | 2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts. Year-to-Date 2026 Consolidated Company Key Metrics Double-Digit Sales Growth with High-Single-Digit Adj. EBITDA* Growth YTD 2025 YTD 2026 Variance Net Sales $1,233 $1,358 10% Adj. EBITDA* $431 $460 7% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 35.0% 33.9% (110bps) AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 35.0% 34.5% (40bps) Adj. Diluted Net Earnings Per Share* $5.80 $6.31 9% Adj. EBITDA* Bridge VPY 1 1 2

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. Includes cash earnings, working capital, and other current assets and liabilities and proceeds from company-owned officer life insurance. 2. Excludes excise taxes. Adjusted Free Cash Flow* Funds All Capital Allocation Priorities 2026 Year-to-Date Capital Deployment 2026 Year-to-Date Adj. Free Cash Flow* Down 2% VPY 2025 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends 2026 CapEx Acquisitions Share Repurchases2 Cash Dividends Income Tax Payments

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. Additional assumptions available on the following page. Updated Full Year 2026 Guidance Commentary1 $1,788M to $1,803M Net Sales 10% to 11% YoY Prior: $605M to $620M Adjusted EBITDA* 9% to 12% YoY Adjusted Diluted EPS* Prior: $8.30 to $8.50 12% to 15% YoY $8.30 to $8.40 12% to 13% YoY Adjusted Free Cash Flow* 10% to 14% YoY Prior: $1,770M to $1,800M 9% to 11% YoY $602M to $612M 8% to 10% YoY Prior: $380M to $395M $380M to $390M 10% to 13% YoY Reflects stronger Net Sales growth and accelerating inflationary pressures Expect Mineral Fiber volume up ~1% on strong execution and growth initiatives … market conditions remain unchanged Expect Mineral Fiber AUV growth ~5.5% … Softer mix partially offset by stronger price versus prior expectations Expect WAVE equity earnings to grow mid-single digits Expect Organic AS low-teens top line growth … Organic AS Adj. EBITDA Margin* of ~20% Expect Organic Total Company Adj. EBITDA Margin* to expand modestly

Appendix

Full Year 2026 Assumptions Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~6.5% growth (prior: ~7%) 43-44% (prior: ~44%) Architectural Specialties 18-19% growth (prior: 15-17%) ~19% Consolidated Metrics Full Year 2026 Capital expenditures $100M to $105M (prior: $100M to $110M) Depreciation and amortization $121M to $124M (prior: $119M to $124M) Interest expense ~$30M (prior: $29M to $31M) Book / cash tax rate ~25% / ~23% (prior: ~25% / ~22%) Shares outstanding ~42.5M Cash return of investment from joint venture $118M to $120M (prior: $114M to $122M) Shipping Days vs Prior Year 2025 2026 Q1 (1) - Q2 - - Q3 - - Q4 - - Full Year (1) - *Non-GAAP measure.

Adjusted EBITDA Reconciliation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2026	2025	2026	2025
Net sales	**$476**	**$425**	**$1,358**	**$1,233**
Net earnings	**$92**	**$86**	**$255**	**$243**
Add: Income tax expense	33	23	84	72
Earnings before income taxes	**$124**	**$110**	**$340**	**$316**
Add: Interest/other income and expense, net	7	8	20	23
Operating income	**$131**	**$117**	**$359**	**$339**
Add: RIP expense[1]	1	1	2	2
Add: Acquisition-related impacts[2]	-	1	3	1
Add Severance and cost reduction actions	-	-	3	-
Add: Environmental expense	-	-	1	-
(Less): Gain on sale of fixed assets, net[3]	-	(1)	-	(1)
Adjusted operating income	**$132**	**$118**	**$368**	**$341**
Add: Depreciation and amortization	32	30	92	90
Adjusted EBITDA	**$164**	**$148**	**$460**	**$431**
Operating income margin	27.6%	27.6%	26.5%	27.5%
Adjusted EBITDA margin	34.5%	34.7%	33.9%	35.0%

Adjusted Diluted EPS Reconciliation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2026	2025	2026	2025
Net earnings	**$92**	**$86**	**$255**	**$243**
Add: Income tax expense	33	23	84	72
Earnings before income taxes	**$124**	**$110**	**$340**	**$316**
(Less)/Add: RIP (credit) cost[4]	-	-	(1)	1
Add: Acquisition-related impacts[2]	-	1	3	1
Add: Acquisition-related amortization[5]	5	4	13	12
Add: Severance and cost reduction actions	-	-	3	-
Add: Environmental expense	-	-	1	-
(Less): Gain on sale of fixed assets, net[3]	-	(1)	-	(1)
Adjusted net earnings before income taxes	**$129**	**$113**	**$358**	**$329**
(Less): Adjusted income tax expense[6]	(34)	(24)	(89)	(75)
Adjusted net earnings	**$96**	**$89**	**$269**	**$253**
Diluted shares outstanding	42.3	43.6	42.7	43.7
Effective tax rate	26%	21%	25%	23%
Diluted net earnings per share	**$2.17**	**$1.98**	**$5.98**	**$5.56**
Adjusted diluted net earnings per share	**$2.26**	**$2.05**	**$6.31**	**$5.80**

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of third-party professional fees and changes in fair value of contingent consideration.
3. During the third quarter of 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant.
4. RIP (credit) cost represents the entire actuarial net periodic pension (credit) cost recorded as a component of earnings. For all periods presented, we were not required to and did not make cash contributions to our RIP.
5. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
6. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes.

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Adjusted Free Cash Flow Reconciliation For the Three Months Ended September 30, For the Nine Months Ended September 30, 2026 2025 2026 2025 Net cash provided by operating activities $96 $123 $222 $246 Net cash provided by (used for) investing activities $10 $4 ($35) $17 Net cash provided by operating and investing activities $106 $127 $187 $262 Add: Acquisitions, net of cash acquired - 8 65 7 Add: Contingent consideration in excess of acquisition-date fair value1 - - 2 1 (Less): Proceeds from sale of facilities2 - (1) - (1) (Less): Non-recurring cash tax benefit due to 2025 federal tax reform3 - (10) - (10) Adjusted free cash flow $106 $123 $254 $259 Contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities. Proceeds related to the 2025 sale of a parcel of land at a Mineral Fiber plant. Represents the cash tax benefit from retroactive application of domestic research and development expense deductions for prior years, realized in 2025 as a one-time reduction in cash taxes paid resulting from 2025 federal tax reform.

Segment Adj. EBITDA Reconciliation For the Three Months Ended September 30, For the Nine Months Ended September 30, MF AS UC UNALLOCATED CORPORATE MF AS UC UNALLOCATED CORPORATE 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 Net sales $292 $274 $184 $151 - - $838 $786 $520 $446 - - Operating income (loss) $106 $99 $26 $19 ($1) ($1) $297 $282 $65 $60 ($2) ($2) Add: RIP expense1 - - - - 1 1 - - - - 2 2 Add: Acquisition-related impacts2 - - - 1 - - 1 - 2 1 - - Add: Severance and cost reduction actions - - - - - - 2 - 1 - - - Add: Environmental expense - - - - - - 1 - - - - - (Less): Gain on sale of fixed assets, net3 - (1) - - - - - (1) - - - - Adjusted operating income (loss) $106 $98 $26 $20 - - $300 $281 $68 $60 ($1) ($1) Add: Depreciation and amortization 22 22 10 8 - - 66 65 26 25 - - Adjusted EBITDA $129 $119 $36 $28 - - $366 $345 $94 $86 - - Operating income margin (Operating income % of net sales) 36.3% 36.0% 14.0% 12.8% NM NM 35.4% 35.8% 12.4% 13.4% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 44.0% 43.6% 19.4% 18.8% NM NM 43.8% 43.9% 18.0% 19.2% NM NM RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of third-party professional fees and changes in fair value of contingent consideration. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant. “NM”: Not meaningful.

Recent acquisitions include the February 2026 acquisition of Eventscape, the December 2025 acquisition of Parallel and the September 2025 acquisition of Geometrik. Represents the impact of third-party professional fees and changes in fair value of contingent consideration. AS Organic Adj. EBITDA Reconciliation For the Three Months Ended September 30, For the Nine Months Ended September 30, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 Net sales $184 $151 $8 - $176 $151 $520 $446 $25 - $495 $446 Operating income $26 $19 ($2) - $28 $19 $65 $60 ($5) - $69 $60 Add: Acquisition-related impacts2 - 1 - - - 1 2 1 1 - 1 1 Add: Severance and cost reduction actions - - - - - - 1 - - - 1 - Adjusted operating income $26 $20 ($2) - $28 $20 $68 $60 ($3) - $71 $60 Add: Depreciation and amortization 10 8 2 - 8 8 26 25 3 - 23 25 Adjusted EBITDA $36 $28 ($0) - $36 $28 $94 $86 ($0) - $94 $86 Operating income margin (Operating income % of net sales) 14.0% 12.8% (25.3%) - 15.9% 12.8% 12.4% 13.4% (18.5%) - 14.0% 13.4% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 19.4% 18.8% (1.9%) - 20.4% 18.8% 18.0% 19.2% (0.8%) - 19.0% 19.2%

Recent acquisitions include the February 2026 acquisition of Eventscape, the December 2025 acquisition of Parallel and the September 2025 acquisition of Geometrik. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of third-party professional fees and changes in fair value of contingent consideration. During the third quarter of 2025 we sold a parcel of land at a Mineral Fiber plant. AWI Organic Adj. EBITDA Reconciliation For the Three Months Ended September 30, For the Nine Months Ended September 30, Total AWI Recent Acquisitions1 AWI Organic UNALLOCATED CORPORATE Total AWI Recent Acquisitions1 AWI Organic UNALLOCATED CORPORATE 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 2026 2025 Net sales $476 $425 $8 - $467 $425 $1,358 $1,233 $25 - $1,333 $1,233 Operating income $131 $117 ($2) - $133 $117 $359 $339 ($5) - $364 $339 Add: RIP expense2 1 1 - - 1 1 2 2 - - 2 2 Add: Acquisition-related impacts3 - 1 - - - 1 3 1 1 - 2 1 Add: Severance and cost reduction actions - - - - - - 3 - - - 3 - Add: Environmental expense - - - - - - 1 - - - 1 - (Less): Gain on sales of fixed assets, net4 - (1) - - - (1) - (1) - - - (1) Adjusted operating income $132 $118 ($2) - $134 $118 $368 $341 ($3) - $371 $341 Add: Depreciation and amortization 32 30 2 - 30 30 92 90 3 - 89 90 Adjusted EBITDA $164 $148 ($0) - $164 $148 $460 $431 ($0) - $460 $431 Operating income margin (Operating income % of net sales) 27.6% 27.6% (25.3%) - 28.5% 27.6% 26.5% 27.5% (18.5%) - 27.3% 27.5% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 34.5% 34.7% (1.9%) - 35.1% 34.7% 33.9% 35.0% (0.8%) - 34.5% 35.0%

2026 Adj. EBITDA Guidance Reconciliation

	Full Year 2026	
	Low	High
Net earnings	**$335**	**$340**
Add: Income tax expense	112	113
Earnings before income taxes	**$446**	**$453**
Add: Interest expense	30	30
Add: Other non-operating (income), net	(4)	(4)
Operating income	**$472**	**$479**
Add: RIP expense[1]	2	2
Add: Acquisition-related impacts[2]	3	3
Add: Severance and cost reduction actions	3	3
Add: Environmental expense	1	1
Adjusted operating income	**$481**	**$488**
Add: Depreciation and amortization	121	124
Adjusted EBITDA	**$602**	**$612**

1. RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP.
2. Represents the impact of third-party professional fees and changes in fair value of contingent consideration.
3. Contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities.
4. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP.
5. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
6. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 25%, multiplied by adjusted earnings before income taxes.
7. Adjusted diluted EPS guidance for 2026 is calculated based on approximately 42.5 million diluted shares outstanding.

2026 Adj. Free Cash Flow Guidance Reconciliation

	Full Year 2026	
	Low	High
Net cash provided by operating activities	**$354**	**$367**
Add: Return of investment from joint venture	118	120
(Less): Capital expenditures	(100)	(105)
Add: Proceeds from company owned life insurance, net	7	7
Add: Contingent consideration in excess of acquisition-date fair value[3]	2	2
Adjusted Free Cash Flow	**$380**	**$390**

2026 Adj. Diluted EPS Guidance Reconciliation

	Full Year 2026	
	Low	High
Net earnings	**$335**	**$340**
Add: Income tax expense	112	113
Earnings before income taxes	**$446**	**$453**
(Less): RIP (credit)[4]	(1)	(1)
Add: Acquisition-related amortization[5]	17	18
Add: Acquisition-related impacts[2]	3	3
Add: Severance and cost reduction actions	3	3
Add: Environmental expense	1	1
Adjusted earnings before income taxes	**$469**	**$477**
(Less): Adjusted income tax expense[6]	(117)	(119)
Adjusted net earnings	**$352**	**$357**
Diluted net earnings per share	$7.89	$7.99
Adjusted diluted net earnings per share[7]	**$8.30**	**$8.40**

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